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                                   EXHIBIT 5
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                         Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                          Washington, D.C.  20006-1608
                                 (202) 776-7800



                                January 13, 1998



Seiler Pollution Control Systems, Inc.
555 Metro Place North, Suite 100
Dublin, Ohio  43017

Gentlemen:

     We have acted as counsel to Seiler Pollution Control Systems, Inc., a Delaware corporation ("Seiler") in connection with the registration of 3,000,000 shares (the "Shares") of Seiler common stock, par value $.0001 per share (the "Common Stock"), on behalf of and for the resale by various selling stockholders (the "Selling Stockholders") who are identified in the prospectus portion of the Registration Statement, as defined below, under the caption "Selling Stockholders". In this regard, we are also acting as counsel to Seiler in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Seiler with the Securities and Exchange Commission for the purpose of registering the Shares under the Securities Act of 1933, as amended. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

     In connection with this opinion, we have examined, among other things:

     (1) a copy certified to our satisfaction of the Certificate of Incorporation of Seiler as in effect on the date hereof;

     (2) a copy certified to our satisfaction of the Restated Bylaws of Seiler as in effect on the date hereof;

     (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Seiler on December 22, 1997, including resolutions approving the Registration Statement; and

     (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.
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Seiler Pollution Control Systems, Inc.
January 13, 1998
Page 2


     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Seiler had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

     Based upon the foregoing, we are of the opinion that the Shares of Seiler Common Stock registered in the subject Registration Statement will, at the time of sale by the Selling Stockholders, be duly authorized, validly issued, fully paid and nonassessable shares of Seiler Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                         Very truly yours,
                         /s/ Duane, Morris & Heckscher LLP
                         DUANE, MORRIS & HECKSCHER LLP